Exhibit 23.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Jerry G. Mikolajczyk, CEO

Xun Energy, Inc.

12518 NE Airport Way, Suite 148 No. 156

Portland, OR 97230

Dear Mr. Mikolajczyk:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Xun Energy, Inc. on Form S-1A of our report on the financial statements of the Company as its registered independent auditor dated September 13, 2012, as of and for the periods ended May 31, 2012 and 2011and from inception to May 31, 2012. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

June 3, 2013

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